EXHIBIT 99.1

Clarivate Announces Simon Webster as President of Intellectual Property Segment

Former CEO of CPA Global Brings Over Two Decades of Proven Leadership and
Deep Expertise in the Global Intellectual Property Ecosystem

London, U.K. June 8, 2026: Clarivate Plc (NYSE: CLVT) (“Clarivate” or the “Company”), a leading global provider of transformative intelligence, today announced that Simon Webster has been appointed President of the Company’s Intellectual Property (“IP”) segment effective June 10, 2026, succeeding Maroun S. Mourad, who will be pursuing other opportunities. Mr. Mourad will ensure a smooth transition and depart from Clarivate at the end of September.

Matti Shem Tov, Chief Executive Officer of Clarivate, said: “Simon is a highly respected leader with a strong track record of building and scaling software, technology-enabled services and information services organizations. Having previously led CPA Global before its combination with Clarivate, Simon knows our IP segment and market opportunities exceptionally well. Moreover, his operating discipline and deep insights into customers’ evolving needs make him the ideal leader to usher Clarivate’s IP segment into its next phase of growth. As we advance our Value Creation Plan, we are focused on building upon IP’s market-leading position and returning to sustainable, recurring growth through AI-enhanced intelligence, improved sales execution and a disciplined focus."

Mr. Shem Tov continued: “On behalf of Clarivate, I thank Maroun for his leadership and contributions to the IP segment, including advancing the business during an important period of strategic, financial, and operational progress. We wish him continued success.”

“I am excited to join Clarivate and lead the IP segment at a pivotal time for the Company and the industry,” said Mr. Webster. “Clarivate’s unmatched combination of trusted data, software, workflow solutions and deep expertise positions the Company to deliver meaningful value across the innovation lifecycle. I look forward to partnering with Matti, the executive leadership team and all my IP colleagues to drive efficiencies and fully unlock the innovative value of our critical assets, delivering stronger outcomes for Clarivate’s customers and other stakeholders.”

The Company today also reaffirmed its full-year outlook for 2026 that it provided in its financial results press release for the first quarter 2026, dated April 29, 2026.

About Simon Webster
Mr. Webster is a proven executive with more than two decades of experience helping global businesses scale, innovate and deliver greater value to customers. He most recently served as Group CEO of Vistra, a corporate and fund solutions company based in Singapore, from 2022 to 2025, leading the company through a $6.5 billion merger with Tricor. Prior to Vistra, Mr. Webster held a number of senior roles at CPA Global, a global leader in IP software and technology-enabled services, since 2000, most recently serving as CEO from 2015 to 2021. During his tenure at CPA Global, he helped build the company into one of the industry’s leading IP platforms, before its sale to Clarivate in 2020. Earlier in his career, Mr. Webster held roles of increasing responsibility across the U.K. financial services sector. He is a Chartered Management Accountant, having been elected a Fellow of the Chartered Institute of Management Accountants in 2005.

About IP
The Clarivate Intellectual Property segment provides trusted IP data, software, and expertise to help companies drive innovation, law firms achieve practice excellence, and organizations worldwide effectively manage and protect critical IP assets. Clarivate offers a diverse portfolio of adaptable solutions for every stage of the IP lifecycle, covering IP management software, patent services, patent intelligence, brand IP solutions, and litigation intelligence.

Forward-Looking Statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, strategic transactions we may explore, anticipated cost savings, results of operations, financial condition, liquidity, capital allocation plans and share repurchases, foreign exchange impacts, prospects, growth, strategies, and the markets in which we operate, our financial guidance for the fiscal year 2026 and key drivers thereof and underlying assumptions, the impact or anticipated benefits of our Value Creation Plan and other growth strategies, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence (“AI”) on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

About Clarivate
Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit www.clarivate.com.

Media Contact:
Amy Bourke-Waite, Senior Director, Communications & Brand
newsroom@clarivate.com

Investor Relations Contact:
Mark Donohue, Vice President, Investor Relations
investor.relations@clarivate.com